Exhibit 10.7

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	July 1 through 31

STATUS OF POST-PETITION TAXES

The beginning tax liability should be the ending liability from the prior month or, if this is the first report, the amount should be zero.
Attach photocopies of IRS Form 6123 or payment receipt to verify payment or deposit of federal payroll taxes. Attach photocopies of any tax returns filed during the reporting period.

Federal	Beginning Tax	Amount Witheld and/or Accrued	Amount Paid	Date Paid	Check # or EFT	Ending Tax
Withholding	$-	$19,788	$19,788			$-
FICA-Employee	-	3,059	3,059			$-
FICA-Employer	-	3,059	3,059			$-
Unemployment	-	-	-			$-
Income	-					$-
Other:	-					$-
Total Federal Taxes	-	25,907	25,907			-
State and Local
Withholding	-	5,170	5,170			$-
Sales	-					$-
Excise	-					$-
Unemployment	-	-	-			$-
Real Property	-					$-
Personal Property	-					$-
Other:	-	-	-			$-
Total State and Local	-	5,170	5,170			-

Total Taxes	$-	$31,076	$31,076			$-

SUMMARY OF UNPAID POST-PETITION DEBTS

Attach aged listing of accounts payable,

Number of Days Past Due
	Current	0-30	31-60	61-90	Over 91	Total
Accounts Payable	$2,673,218	$21,971	$103,975	$(6,153)	$14,621	$2,807,632
Wages Payable					-	-
Taxes Payable					-	-
Rent/Leases-Building					-	-
Rent/Leases-Equipment					-	-
Secured Debt/Adequate Protection Payments						-
Professional Fees					-	-
Amounts Due to Insiders	17,777				-	17,777
Other: Routine expenses						-
Other:						-
Total Post-petition Debts	$2,690,995	S 21,971	$103,975	$(6,153)	$14,621	S 2,825,409

Explain how and when the Debtor intends to pay any past due post-petition debts,
Debtor will utilize funds received in payment of management fees to pay the past due debts.